SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party Other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADYNE COMSTREAM INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

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(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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RADYNE COMSTREAM INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2002

To Our Stockholders:

The 2002 annual meeting of Stockholders of Radyne ComStream Inc. will be held at the offices of the Corporation at 3138 East Elwood Street, Phoenix, Arizona, 85034, on May 22, 2002, beginning at 2:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect six directors, each for a term of one year;

2.	To vote upon a proposal to amend the Radyne ComStream Inc. 2000 Long Term Incentive Plan, which would increase the shares available for issuance under the plan from 2,500,000 to 4,000,000; and

3.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us via facsimile to (602) 437-4811 and in the enclosed postage-paid envelope.

By Order of the Board of Directors

/s/ Robert C. Fitting

Robert C. Fitting

Chief Executive Officer

April 22, 2002

Phoenix, Arizona

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Who can attend the meeting?
How do I vote?
What if I vote and then change my mind?
What are the Board’s recommendations?
What constitutes a quorum?
What vote is required to approve each item?
Can I dissent or exercise rights of appraisal?
Board of Directors
Election of Directors (Proposal No. 1)
How are directors compensated?
Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a director?
How often did the Board meet during fiscal 2001?
What committees has the Board established?
EXECUTIVE OFFICERS AND COMPENSATION
The Executive Officers
Report of the Audit Committee
Report of the Compensation Committee on Executive Compensation
Executive Compensation Summary
Option Grants in Last Fiscal Year
Aggregate Option Exercises in 2001 And Holdings at Year End
Agreements with Certain Officers
Employee Compensation Plans
Stock Price Performance Graph
Certain Relationships and Related Transactions
Security Ownership of Principal Stockholders and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Amendment to The Radyne ComStream Inc. 2000 Long-Term Incentive Plan (Proposal No. 2)
Stockholder Proposals and Nominations
Independent Auditors
Other Matters

RADYNE COMSTREAM INC.

3138 East Elwood Street
PHOENIX, ARIZONA 85034
(602) 437-9620

PROXY STATEMENT

         This Proxy Statement relates to the 2002 Annual Meeting of Stockholders to be held on May 22, 2002 at 2:00 p.m. local time, at the offices of Radyne ComStream Inc. located at 3138 East Elwood Street, Phoenix, Arizona, 85034, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 22, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of six directors and the approval of an amendment to our 2000 Long Term Incentive Plan, whereby we are proposing to increase the number of shares of common stock authorized to be issued under that plan from 2,500,000 to 4,000,000. In addition, management will report on our progress during 2001 and respond to questions from stockholders.

Who is entitled to vote?

         Only stockholders of record at the close of business on the record date, April 16, 2002, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on April 16, 2002, there were issued and outstanding 15,148,870 shares of our common stock, which are entitled to cast 15,148,870 votes.

Who can attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

How do I vote?

         You can vote on matters to come before the meeting in two ways:

1.	You can attend the meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it to us. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

What if I vote and then change my mind?

         You may revoke your proxy at any time before it is exercised by:

•	filing with our Corporate Secretary a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

         Your last vote will be the vote that is counted.

What are the Board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of such item in this proxy statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors and FOR the proposed amendment to our 2000 Long Term Incentive Plan.

         With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

         The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

         Election of Directors. Election of a director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, and entitled to vote at a meeting at which a quorum is present. The six persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         Amendment to Long Term Incentive Plan. The approval of the proposed amendment to the Long Term Incentive Plan will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         Effect of Broker Non-Votes. If your shares are held by your broker, in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

         Under Delaware law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Election of Directors

(Proposal No. 1)

General

         A board of six directors is to be elected at the annual meeting. It is expected that a majority of the common stock will be voted in favor of the six nominees named below, all of whom are current directors. In the event that any management nominee is unable or declines to serve as a director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified.

Vote Required

         If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Nominees

         The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title

Lim Ming Seong	54	Chairman of the Board of Directors

Lee Yip Loi	58	Director

Dennis W. Elliott	60	Director

Tang Kum Chuen	46	Director

Robert C. Fitting	66	Director and Chief Executive Officer

Dr. C.J. Waylan	60	Director

         LIM MING SEONG has been a Director and Chairman of the Board since August 12, 1996 and is chairman of its Compensation Committee. He is a Chairman of Stetsys Pte Ltd (ST). He sits on the boards of several ST related and publicly listed companies such as ST Assembly Test Services Ltd, and Chartered Semiconductor Manufacturing Ltd, where he is their Deputy Chairman, and CSE Systems & Engineering Ltd., where he is its Chairman. He has been a Corporate Advisor of Singapore Technologies Pte Ltd., the parent of ST since February 2002. Prior to this, he was a Group Director of Singapore Technologies Pte Ltd since February 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time, he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986. Mr. Lim received his Bachelor of Applied Science (Honors) in Mechanical Engineering from the University of Toronto and his Diploma in Business Administration from the University of Singapore. Mr. Lim also completed the Advanced Management Programs at INSEAD and the Harvard Business School.

         LEE YIP LOI has been a Director since August 12, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997, he was President of its affiliate, Metheus Corporation. Prior to that time, he held a number of managerial positions with such corporations as Singapore Technologies Pte Ltd, Jurong Industries Ltd and Morgan Guaranty Trust and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently president and director of WhiteRock2 Management (USA) Inc., and Stetsys US Inc. He is also a director of ST, WhiteRock Investments III Ltd, and WhiteRock2 Management Ltd. Mr. Lee holds a Bachelor of Science Degree (with Honors) from the University of Singapore and completed the Advanced Management Program at Harvard Business School and the commercial banking management program at J.P. Morgan.

         DENNIS W. ELLIOTT has been a Director since October 6, 1998 and is a member of the Audit and Compensation Committees of the Board. He is the President of Elliott Communications Co., a technology/marketing consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/HDTV and multimedia. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now SES Americom) and RCA Global Communications. Mr. Elliott holds an M.B.A. from Harvard University, an M.S.E.E from Stanford University, and a B.S.E.E. from the University of Iowa.

         TANG KUM CHUEN has been a Director since June 15, 1999. Since January 1999, Mr. Tang has been the Senior Vice President and General Manager of Agilis Communication Technologies Pte Ltd, a member of the Singapore Technologies Pte. Ltd (STPL) group of companies. He is also currently a director of Interactive Visual Simulation Laboratory Pte. Ltd. and Chairman of Sentry Technologies Pte. Ltd., both of which are STPL related companies in Singapore. From July 1997 until December 1998, he was the Deputy General Manager of CET Technologies Pte Ltd. From April 1990 until June 1997, he was employed by Singapore Technologies Electronics Limited, initially as Senior Project Engineer and promoted to Divisional Manager on July 1, 1996. From May 1987 until March 1990, he held various government positions with the Singapore Ministry of Defense. Mr. Tang has a Master of Science degree (IE) from the National University of Singapore and a Bachelor of Engineering degree (First Class Honors) from Monash University.

         ROBERT C. FITTING has been a Director since March 1995 and has served as our Chief Executive Officer since October 1998 and was its President from February 1995 until March 28, 2000. He became a Director in March 1995. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, subsequently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the “Arizona Entrepreneur of the Year” award in the manufacturing/high technology category.

         DR. C. J. WAYLAN has been a director since February 15, 2000 and is a member of the Audit and Compensation Committees of the Board. He is currently a telecommunications and business advisor to startup ventures, mature companies initiating new business strategies and early stage investment firms. From September 1997 to August 2000, he was the President and Chief Executive Officer of Constellation Communications, Inc. (CCI). From March 1996 to September 1997, Dr. Waylan served as Executive Vice President of Nextwave, a communications service provider. From 1981 until 1996, Dr. Waylan served in several senior executive positions for GTE Corporation. He founded Southern Pacific Satellite Company (SPSC) which became GTE Spacenet, where he served as its president until 1993. He led the teams that initiated several new wireless voice and data activities as an Executive Vice President in GTE’s wireless group. Dr. Waylan served in the US Navy for twenty years in a number of space and communications-related positions. He retired from the Navy in 1979 with the rank of Commander. He has a Bachelor of Science degree in physics from the University of Kansas, a Master of Science degree in electrical engineering and a Ph.D. from the Naval Postgraduate school. He currently serves on the boards of directors of Constellation Communications and Globecomm Systems, Inc. During the past twenty five years, Dr. Waylan has served on numerous boards for commercial and government organizations including the International Communications and Information Policy Advisory Committee of the U.S. Department of State.

How are directors compensated?

         Our policy has been to pay no cash compensation to directors who are our employees or ST affiliates for their service as directors. Outside directors are paid $4,000 per meeting attended and $500 if attendance is via telephone. In April 1999, all directors became eligible to receive stock options. During fiscal 2001, options were granted to the Directors as follows: On May 24, 2001, the Board of Directors voted to grant Messrs. Elliott, Lee and Tang and Dr. Waylan options to purchase 10,000 shares of our common stock at $7.10 per share. These options will expire on May 24, 2011. On December 18, 2001, the Board of directors voted to grant Messrs. Elliott and Lee options to purchase 2,700 shares of our common stock at $6.00 per share. On the same day, the Board of directors voted to grant Dr. Waylan options to purchase 4,000 shares of our common stock at $6.00 per share. These options will expire on December 18, 2011.

Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a director?

         No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 2001?

         The Board of Directors met four times during fiscal 2001. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%, with the exception of Tang Kum Chuen, who missed two meetings.

What committees has the Board established?

         The Board of Directors has standing Executive, Compensation, and Audit Committees. We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for directors at an annual meeting. For more information, see "Stockholder Proposals and Nominations."

Name	Executive Committee	Compensation Committee	Audit Committee

Lim Ming Seong	X	X

Lee Yip Loi	X	X	X

C.J. Waylan		X	X

Dennis W. Elliott		X	X

Robert C. Fitting	X

Executive Committee. The Executive Committee, which consisted of directors Lim, Lee and Fitting, met three times during fiscal 2001. The Executive Committee reviews our business plan and evaluates potential strategic partnerships, including acquisitions.

Compensation Committee. The Compensation Committee, which consisted of directors Lim, Lee, Elliott, and Waylan, met four times during fiscal 2001. The Compensation Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Committee also reviews and approves our compensation policies and administers our 1996 Incentive Stock Option Plan and its 2000 Long Term Incentive Plan.

Audit Committee. The Audit Committee, which consisted of directors Lee, Elliott and Waylan, met four times during fiscal 2001. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls.

         Under the NASD rule that requires the independence of the Audit Committee members, we have determined that director Lee does not meet the definition of independent due to his position as the unpaid president of Stetsys US, Inc., our affiliate, and his paid position as president and director of White Rock2 Management (USA), which is funded by Singapore Technologies, the parent of Stetsys Pte Ltd., our controlling stockholder. However, our Board of Directors has determined that Mr. Lee qualifies under the exception to the NASD rule. Specifically, our Board of Directors believes that it is in the best interests of Radyne ComStream and our stockholders to have Mr. Lee serve on the Audit Committee. Mr. Lee’s combination of skills, expertise, and familiarity with the company are not possessed to the same degree by any other director that is not currently a member of the Audit Committee. During his tenure on our Board of Directors, Mr. Lee has been among the most active participants and is frequently the leading director at board meetings in seeking information and testing assumptions. In addition, Mr. Lee’s understanding of financial and accounting issues makes him among the most qualified members of our Board of Directors. All other members of the Audit Committee have been determined by our Board of Directors to be independent.

EXECUTIVE OFFICERS AND COMPENSATION

Our management consists of the following personnel, in addition to Robert C. Fitting, our Chief Executive Officer who is named above as a Director.

Name	Age	Position

Brian Duggan	60	President and Chief Operating Officer

Steven Eymann	50	Executive Vice President

Garry Kline	53	Chief Financial Officer

The Executive Officers

         BRIAN DUGGAN was promoted to President and Chief Operating Officer on March 28, 2000. Mr. Duggan had served as Vice President of Sales and Marketing since December 1998. In that capacity, Mr. Duggan handled global sales and marketing efforts for our complete equipment line, with all regional sales offices reporting directly to him. Prior to this appointment, Mr. Duggan served as Director of Worldwide Sales for ComStream Corporation. Before joining ComStream in 1995, Mr. Duggan spent eight years as Director of Marketing with Comtech Systems, Inc. He has held various positions with Plessey Electronics Systems Ltd. (UK) in engineering and sales and marketing, and with Datotek Corporation in Texas as Director of Marketing. Mr. Duggan is a graduate of Hatfield College in the United Kingdom, where he majored in engineering.

         STEVEN W. EYMANN has been Chief Technical Officer since October 1998 and has been our Executive Vice President since February 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began in 1974 at the Motorola Government Electronics Division, where he was a design engineer, task leader and finally a project leader on a number of developments. In 1981, Mr. Eymann joined Comtech Data Corporation, where he was Director of Product Development. Mr. Eymann was responsible for budget, schedule, and technical aspects of all new product development within Comtech. He left Comtech in 1984 to co found EFData Corporation. As Vice President of Engineering and co-founder of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology military and commercial communications equipment. He developed the Intelsat Data Subsystem including modems and redundancy switches. These pre-eminent designs helped EFData become the leading supplier of satellite modems in the world. In 1993, Mr. Eymann became President of EFData. In 1995, Mr. Eymann participated in the turnaround of Radyne Corporation and once again was the major contributor in new product designs.

         GARRY D. KLINE is currently our Vice President of Finance, Chief Financial Officer and Secretary. From September 1995 until July 1997 he was Secretary and Controller. From 1987 until September 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting company.

Report of the Audit Committee

         The Securities and Exchange Commission rules now require us to include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

         It is the duty of the Audit Committee to provide independent, objective oversight of Radyne ComStream’s accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter that sets forth the audit related functions we are expected to perform. Our audit functions are to:

•	Serve as an independent and objective party to monitor Radyne ComStream’s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of Radyne ComStream’s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

         We meet with management periodically to consider the adequacy of Radyne ComStream’s internal controls and the objectivity of its financial reporting. We discuss these matters with Radyne ComStream’s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether the non-audit related services provided by Radyne ComStream’s independent auditors are compatible with their independence.

         In addition, we review our financing plans and reports recommendations to the full Board for approval and to authorize action.

         Management of Radyne ComStream has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present Radyne ComStream’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discuss with the company any issues they believe should be raised. Our responsibility is to monitor and review these processes.

         It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Radyne ComStream and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Radyne ComStream’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Radyne ComStream’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Radyne ComStream’s financial statements has been carried out in accordance with generally accepted auditing standards or that Radyne ComStream’s independent accountants are in fact “independent.”

         This year, we reviewed Radyne ComStream’s audited consolidated financial statements and met with both management and KPMG LLP (KPMG), the company’s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Radyne ComStream. We also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

         Based on these reviews and discussions, we recommended to the Board that Radyne ComStream’s audited consolidated financial statements should be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Lee Yip Loi, Chairman

Dennis W. Elliott

C.J. Waylan

Report of the Compensation Committee on Executive Compensation

         The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Radyne ComStream, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. We believe that the compensation programs for the executive officers should reflect the company’s performance and the value created for its stockholders. In addition, the compensation programs should support the goals and values of Radyne ComStream and should reward individual contributions to the company’s success.

         General Compensation Policy and Philosophy. Our policy is to provide Radyne ComStream’s executive officers with compensation that is based on their individual performance, the financial performance of the company and that is competitive enough to attract and retain highly skilled individuals. Each officer’s compensation is comprised of; (i) a base salary, (ii) performance bonuses, and (iii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the stockholders.

         Base Salary. Each executive officer’s base salary is based on the recommendation of the Compensation Committee with the input of the Chief Executive Officer. Factors in formulating base salary recommendations include the level of an executive’s compensation in relation to other executives in the company with the same, more and less responsibilities, the performance of the particular executive’s business unit or department in relation to established strategic plans and the executive officer’s personal performance in helping the company meet its goals, the company’s operating budget for the year and the overall performance of the company.

         Performance Bonuses and Stock Based Incentives. For each executive officer, performance bonuses and stock based incentives are awarded based upon the recommendation of the Compensation Committee. An executive’s potential performance bonus and stock based incentive package is related to the Radyne ComStream’s operating results and the financial performance of an executive’s division or department.

         CEO Compensation. The Chief Executive Officer’s compensation is determined by the recommendation of the Compensation Committee and is based upon the financial performance of the company, as well as the value created for its stockholders. Due to the good financial performance of Radyne ComStream in 2000 and the continuing profitability of the company despite a downturn in the industry, Mr. Fitting’s salary was revised upward to $300,000 on May 24, 2001. Additionally, the Board approved a bonus of $120,000.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Radyne ComStream’s executive officers for the 2001 fiscal year did not exceed the $1 million limit per employee. Radyne ComStream believes that its compensation policy satisfies 162(m). As a result, the company believes that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, the company has change in control agreements with three of its executive officers, including its Chief Executive Officer. The company will not be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. However, the agreements provide for a gross up of severance payments equal to the amount of any excise tax incurred by the officers.

Lim Ming Seong, Chairman

Lee Yip Loi

Dennis W. Elliott

C.J. Waylan

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee has consisted of Messrs. Lim, Lee, Elliott, and Waylan. There were no interlocking relationships between Radyne ComStream and other entities that might affect the determination of the compensation of our executive officers.

Executive Compensation Summary

         The following table sets forth the total compensation paid or accrued for our chief executive officer and our three other executive officers who were employed by us at December 31, 2001, excluding officers paid less than $100,000 annually. These officers are collectively referred to as the “Named Executive Officers.”

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(1)

Robert C. Fitting	2001	$286,583	$120,000	—	—	96,200	—	$15,784

Chief Executive	2000	$218,416	$200,000	—	—	125,000	—	$437,843

Officer	1999	$366,588	—	—	—	—	—	$229,056

Brian Duggan	2001	$210,269	$100,000	—	—	73,100	—	$9,563

President and Chief	2000	$162,308	$63,634	—	—	120,390	N/A	$10,529

Operating Officer *	1999	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Steven W. Eymann	2001	$174,099	$52,323	—	—	54,800	—	$11,092

Executive	2000	$145,201	$65,175	—	—	101,690	—	$221,811

Vice-President	1999	$236,916	—	—	—	—	—	$138,588

Garry D. Kline	2001	$139,382	$77,323	—	—	63,400	—	$11,512

Chief Financial	2000	$121,408	$63,634	—	—	114,190	—	$112,663

Officer	1999	$113,045	—	—	—	20,000	—	$92,070

*	Brian Duggan became an officer of the Radyne ComStream during the 2000 fiscal year.

(1)	For the year ended 2001, these amounts were for matching 401K contributions, cafeteria plan benefits, and excess group term life insurance premiums.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning grants of stock options to the Named Executive Officers during fiscal 2001. We do not maintain an option or other stock based plan that provides for the grant of stock appreciation rights (“SARs”).

	Individual Grants

	Number of
	Securities	Percent of
	Underlying	Total Options/	Exercise
	Options/	SARs Granted	Price		Average
	SARs	to Employees in	(Per	Expiration	Grant Date
Name	Granted	Fiscal Year	Share)	Date	Present Value $(1)

Robert C. Fitting	60,000	4%	$7.10	5/25/11	$331,800

	36,200	3%	$6.00	12/19/11	168,330

Brian Duggan	40,000	3%	$7.10	5/25/11	221,200

	33,100	2%	$6.00	12/19/11	153,915

Steven Eymann	7,500	1%	$7.41	2/17/11	43,575

	20,000	1%	$7.10	5/25/11	110,600

	27,300	2%	$6.00	12/19/11	126,945

Garry Kline	7,500	1%	$7.41	2/17/11	43,575

	25,000	2%	$7.10	5/25/11	138,250

	30,900	2%	$6.00	12/19/11	143,685

(1)	Based on the Black-Scholes option pricing model, assuming that one-fourth of the options will be exercisable on the grant date and each of the first three anniversaries thereof, no dividend yield, expected volatility of 101% to 103% and a risk-free interest rate of 5.27%. Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

Aggregate Option Exercises in 2001 And Holdings at Year End

         The following table sets forth information concerning option exercises and option holdings for fiscal 2001 with respect to the Named Executive Officers. There were no option exercises by named Executive Officers in fiscal 2001.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-The-Money Options/
	Acquired		Fiscal Year-End		SARs at Fiscal Year-End(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert C. Fitting	—	—	228,435	109,650	$341,280	—

Brian Duggan	—	—	125,365	105,625	43,750	$21,875

Steven Eymann	—	—	273,050	64,425	533,580	—

Garry Kline	—	—	135,957	82,125	90,856	12,500

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2001 closing price of our common stock of $5.50 per share on the Nasdaq National Market, less the per share exercise price, multiplied by the number of shares underlying such options.

Agreements with Certain Officers

         We have entered into Change-in-Control Severance Agreements with Messrs. Fitting, Duggan, and Eymann. Generally, a change in control occurs for purposes of these agreements upon the occurrence of the following:

•	any merger in which the company is not the surviving entity other than a merger in which our stockholders immediately prior to the merger have the same proportionate ownership of beneficial interest immediately after the merger;

•	any transfer of more than 50% of our assets, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

•	the stockholders’ approval of any plan or proposal for liquidation or dissolution of the company;

•	any person or entity, other than a current stockholder or affiliate becomes the beneficial owner of 50% or more of our outstanding capital stock; or

•	a change in control of our board during any two-year period, excluding any new director approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period.

The agreements for Messrs. Duggan and Eymann provide for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to 200% of the officers’ respective then current base salary if the officer is terminated without cause, or resigns for good reason, within two years of a change in control of Radyne ComStream, and 100% of their base salary if the termination occurs within one year of the change in control event; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

The agreement for Mr. Fitting provides for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to 300% of Mr. Fitting’s then current base salary immediately upon a change in control of Radyne ComStream; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

         The agreements require us to establish a trust account upon a change in control event and deposit funds sufficient to satisfy our obligations to each officer as outlined above.

         Finally, the agreements also contain a non-compete provision restricting Messrs. Fitting, Duggan, and Eymann from competing with us or our subsidiaries for a period of one year from any separation from the company.

Employee Compensation Plans

         2000 Long-Term Incentive Plan. Our stockholders adopted the 2000 Long-Term Incentive Plan on June 29, 2000 as a means of rewarding certain officers and directors for their efforts in improving our competitive and financial position and also as an incentive to retain these individuals in the future. Our Compensation Committee administers the plan and has the authority to determine all matters relating to the plan, including the selection of individuals to be granted options, the number of shares subject to the options, the exercise price, and the term of and method by which the options may be exercised. As of April 15, 2002, options to purchase 2,261,930 shares of common stock were outstanding at a weighted average exercise price of $9.07 per share and options have been exercised to purchase 12,950 shares of common stock. The total number of shares of common stock remaining reserved for issuance under the plan as of April 15, 2002 was 2,487,050. There were 225,120 options available for grant under the plan at April 15, 2002, prior to giving effect tot he proposed increase. Under the plan, we may not grant options after April 30, 2010.

         1996 Incentive Stock Option Plan. Our stockholders adopted the 1996 Incentive Stock Option Plan on January 8, 1997 as a means of rewarding certain officers and directors for their efforts in improving our competitive and financial position and also as an incentive to retain these individuals in the future. Our Board of Directors or the Compensation Committee administers the plan. Each has the authority to determine all matters relating to the plan, including the selection of individuals to be granted options, the number of shares subject to the options, the exercise price, and the term of and method by which the options may be exercised. As of April 15, 2002, options to purchase 1,143,932 shares of common stock were outstanding at a weighted average exercise price of $5.14 per share and options have been exercised to purchase 740,761 shares of common stock. The total number of shares of common stock remaining reserved for issuance under the plan as of April 15, 2002 was 1,331,181. Under the plan, we may not grant options after November 12, 2006.

         Options granted under both the 2000 Long-Term Incentive Plan and the 1996 Incentive Stock Option Plan may be non-qualified options or options qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The initial exercise option price of each stock option granted under each plan will not be less than the fair market value (110% of the fair market value if the grant is to any grantee owning more than 10% of our outstanding common stock) of the common stock subject to the option.

         An option grantee must exercise any option no more than ten years after the date of the grant, except that options granted to persons who own more than 10% of the total combined voting power of our stock or that of an affiliate must be exercised within five years of the grant.

         Any option granted on or after October 6, 1998 under the 1996 Incentive Stock Option Plan generally becomes exercisable immediately as to 25% of the shares covered thereby and becomes exercisable for an additional 25% in each of the succeeding three years. No options granted under either plan are transferable, except upon the death of the grantee.

         1999 Employee Stock Purchase Plan. On June 15, 1999, our stockholders adopted the 1999 Employee Stock Purchase Plan, as a means of rewarding and retaining existing employees. The purchase plan allows eligible employees, including officers and directors, to utilize payroll deductions to purchase shares of our common stock.

         The Board of Directors or a committee of two or more directors, none of whom will be officers or employees, have full authority to administer all aspects of the purchase plan. As of April 15, 2002, 233,336 shares have been authorized and issued under the plan, and 766,664 shares remain authorized and available for issuance.

         Each eligible employee may elect to have from 1% to 15% of his or her salary deducted in each pay period and deposited into a stock purchase account in such employee’s name. At the conclusion of each purchase period, the employee may exercise the right to purchase shares of common stock or elect a cash distribution of all amounts held in the stock purchase account. Amounts in such accounts may be used by employees to purchase the largest number of whole shares available at the purchase price. The purchase price for shares of common stock will be the lesser of 85% of the fair market value of the common stock on (a) the first day of the applicable purchase period, or (b) the last day of such period. In the event of termination of a participant’s employment of all funds in the employee’s stock purchase account will be distributed to such employee in cash, except for termination relating to a normal or early retirement, in which case the balance in the stock purchase account will be used to purchase shares of common stock.

         Employee Benefit Plan. We have a qualified contributory 401(k) plan that covers all employees in our Phoenix facility who have attained the age of 18 and are employed at the enrollment date. We provided contributions of $319,457, $340,659, and $228,788, respectively, for the years ended December 31, 2001, 2000, and 1999. Each participant may elect to contribute up to 15% of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. We match 50% of employee’s contributions up to $2,000 per year.

Stock Price Performance Graph

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Market”) and (iii) a peer group index selected by us (the “Peer Group”), from December 31, 1996 through December 31, 2001. We selected the Peer Group based upon similar Standard Industrial Codes.

         The graph assumes that $100 was invested on December 31, 1996 in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Graph produced by Research Data Group, Inc.	2/22/2002

Certain Relationships and Related Transactions

         Sales of products in the ordinary course of business to Agilis Communication Technologies Pte Ltd, an affiliated company under the common control of ST, were $244,022 for the year ended December 31, 2001.

Security Ownership of Principal Stockholders and Management

         The following table sets forth, as of March 22, 2002, the ownership of our common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and our Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated subject to applicable community property law.

	Number of		Percentage of
Name & Address	Shares(1)		Class(1)

Stetsys US, Inc.(2)	1,180,000		7.8%

Stetsys Pte Ltd(2)	9,676,800	(3)	64.0%

Robert C. Fitting(4)	387,559	(5)	2.5%

Brian J. Duggan(4)	169,205	(6)	1.1%

Steven W. Eymann(4)	349,542	(7)	2.3%

Garry D. Kline(4)	180,895	(8)	1.2%

Yip Loi Lee(4)	31,000	(9)	*

C. J. Waylan(4)	33,500	(11)	*

Dennis W. Elliott(4)	31,000	(9)	*

Kum Chuen Tang(2)	26,300	(10)	*

All directors and executive officers of Radyne ComStream as a group (eight persons)	1,209,001		7.5%

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of common stock actually owned as of April 15, 2002 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 15, 2002 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	The address for each of these stockholders is: c/o Singapore Technologies Pte Ltd, 83 Science Park Drive, #01-01/02 The Curie, Singapore Science Park, Singapore 118258.

(3)	The shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is the sole stockholder. The Minister of Finance (Incorporated) of Singapore owns 100% of the stock of Singapore Technologies Pte Ltd, which in turn owns 100% of Stetsys Pte Ltd.

(4)	The address for each of these stockholders is: c/o Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034.

(5)	Includes 243,435 shares underlying exercisable options held by Mr. Fitting.

(6)	Includes 151,615 shares underlying exercisable options held by Mr. Duggan.

(7)	Includes 278,050 shares underlying exercisable options held by Mr. Eymann.

(8)	Includes 144,707 shares underlying exercisable options held by Mr. Kline.

(9)	Includes 31,000 shares underlying exercisable options held by each of Messrs. Elliott and Lee.

(10)	Includes 26,300 shares underlying exercisable options held by Mr. Tang.

(11)	Includes 26,500 shares underlying exercisable options held by Mr. Waylan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it during the year ended December 31, 2001, we believe that, during such year our executive officers, directors and ten-percent stockholders complied with all such filing requirements except that Messrs. Fitting, Duggan, Eymann, Kline, Lee, Elliott, Waylan, and Tang each filed a late Form 5.

Amendment to The Radyne ComStream Inc. 2000 Long-Term Incentive Plan
(Proposal No. 2)

         Proposal 2 seeks stockholder approval of an amendment to the Radyne ComStream Inc. 2000 Long Term Incentive Plan (the “Plan”) to increase the total number of shares authorized to be issued under the Plan by 1,500,000 from 2,500,000 to 4,000,000. The 1,500,000 share increase represents approximately 10% of our 15,148,870 total outstanding shares as of the record date.

         In December 2001, our Board of Directors approved, subject to stockholder approval, an amendment to the Plan to increase the aggregate number of shares available thereunder by 1,500,000 shares in order to have an adequate number of shares available for future option grants. As of April 15, 2002, a total of 12,950 shares had been issued upon the previous exercise of options under the Plan and were no longer available for option grants; 2,261,930 of the shares in the Plan remain reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $4.25 to $14.63 per share, or a weighted average per share exercise price of $9.07; and a total of 225,120 shares remained available for additional option grants, prior to giving effect to the proposed increase. The Board of Directors believes that it is in the best interests of Radyne ComStream to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants.

         From June 29, 2000 through April 15, 2002, the following persons or groups had received options to purchase shares of common stock under the Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Executive Compensation Summary table: 723,770; (ii) all current directors who are not executive officers as a group: 62,300 shares; and (iv) all employees and consultants as a group:

2,021,330 shares. We are unable to determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees or consultants.

         The following summary of the principal features of the Plan is qualified by reference to the terms of the Plan, a copy of which is attached as Annex I to our proxy statement for our 2000 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 31, 2000. A copy of the Plan is also available without charge upon request to: Investor Relations, Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona, 85034.

The Board of Directors recommends a vote FOR the proposed amendment to the Plan.

What is the purpose of the Plan?

         The Board believes that using long-term incentives under the Plan will be beneficial to promote the success and enhance the value of Radyne ComStream by linking the personal interests of our key employees, non-employee directors, consultants and advisors to those of our stockholders and by providing them with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of individuals upon whose judgment, interest, and special effort our success depends.

Who administers the Plan?

         The Plan is administered by either the Board or a committee appointed by the Board consisting of at least two non-employee directors who also qualify as “outside directors” under section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). If the Board does not appoint a committee, any reference to the committee will be to the Board.

         This committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

Who is eligible to participate in the Plan?

         Persons eligible to participate in the Plan (other than non-employee director options) include all of our employees, officers, consultants, and advisors. Each of our non-employee directors are eligible to receive non-employee director stock options under the Plan.

What are the number of shares reserved for issuance under the Plan?

         A total of 2,500,000 shares of our common stock are authorized for grant under the Plan. If the proposed amendment is approved, that number will increase to 4,000,000. The total number of shares of common stock that may be subject to one or more awards to a single participant under the Plan during any fiscal year is 500,000. The total number of shares of common stock payable in the form of performance-based awards for a performance period is 500,000 or if such performance-based compensation is payable in cash, the total amount payable will be determined by multiplying 500,000 by the fair market value of one share of Stock on the first day of the performance period.

What type of awards are available under the Plan and what are the federal income tax consequences of the available awards under the Plan?

         The Plan allows grants of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and Performance Based Awards.

         Incentive Stock Options

         An Incentive Stock Option, or ISO, is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

         An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code.

         If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, will be taxed as capital gain.

         In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

         We will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

         Non-Qualified Stock Options

         A Non-Qualified Stock Option, or NQSO, is any stock option other than an Incentive Stock Option. Such options are referred to as “non-qualified” because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code. The options granted to non-employee directors under the Plan will be NQSOs. In addition, non-employee directors may be granted additional options in the Committee’s discretion. The annual non-employee director grants will vest six months after grant.

         No taxable income will be realized by an optionee upon the grant of an NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and we will be entitled to a corresponding tax deduction.

         Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to us.

         Stock Appreciation Rights

         A Stock Appreciation Right, or SAR, is the right granted to an employee to receive that appreciation in the value of a share of common stock over a certain period of time. Under the Plan, we may pay that amount in cash, in common stock, or in a combination of both.

         A recipient who receives a SAR award is not subject to tax at the time of the grant and we are not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). We are entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the employee in the amount recognized upon exercise of the SARs.

         Restricted Stock Awards

         Under the Restricted Stock feature of the Plan, an eligible individual may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the stock is forfeited. A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the stock at the time the restrictions lapse. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

         Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

         The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. The character of such capital gain or loss will depend upon the period the Restricted common stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

         Performance Shares

         Under the Plan, the committee may grant performance share units to eligible individuals. Typically, each performance share unit will be deemed to be the equivalent of one share of stock. A recipient of a Performance Share Award will not realize taxable income at the time of grant, and we will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the stock at the time the performance goals related to the Performance Shares are attained and paid to the recipient. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

         Performance-Based Awards

         Grants of performance-based awards under the Plan enable the committee to treat restricted stock and performance share awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. Covered employees include our CEO and the four other most highly compensated officers.

         Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

Who has the authority to amend or terminate the Plan?

         The committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange or quotation system rule.

         Generally, an amendment to the Plan requires approval by holders of a majority of the outstanding shares of stock who are present, or represented, and entitled to vote thereon, at the annual meeting of stockholders.

Stockholder Proposals and Nominations

         Stockholder proposals for the 2003 annual meeting must be received at our principal executive offices by January 1, 2003 to be considered for inclusion in our proxy materials relating to such meeting.

         If you wish to nominate directors or bring other business before the stockholders at the 2003 Annual Meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

•	You must notify our Corporate Secretary in writing no later than January 1, 2003;

•	Your notice must contain the specific information required in our Bylaws.

         A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

Independent Auditors

         KPMG, our independent auditors for the fiscal year ended December 31, 2001, has been appointed as our independent auditors for the fiscal year ending December 31, 2002. A representative of KPMG will be present at the meeting and will be given an opportunity to make a statement and to respond to questions regarding KPMG’s audit of our consolidated financial statements and records for the fiscal year ended December 31, 2001.

Audit Fees

         The aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements and the reviews of the quarterly financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2001 were $165,000.

         Financial Information Systems Design and Implementation Fees

         For the fiscal year ended December 31, 2001, KPMG was not paid a fee for, and did not provide, directly or indirectly, any services relating to the design or implementation of our information system, local area network, or any hardware or software system.

         All Other Fees

         KPMG was paid a fee for reviews of our research and development expenditures over the last five years, for the purpose of applying for a research and development tax credit, and preparation of our federal and various state income tax returns. Additionally, KPMG provided assistance during the acquisition of Tiernan Communications, Inc. Aggregate fees billed by KPMG for these matters were approximately $96,000. Included in this amount is approximately $42,000 of fees that we consider as “audit related” fees. These fees were for assistance from our auditors in the review of SEC filings relative to two acquisitions, consents to include audited financial statements in our filings on Form 8-K, and amendments to these filings, and for accounting and reporting consultations.

Other Matters

         As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

RADYNE COMSTREAM INC.

/s/ Garry D. Kline

Garry D. Kline

Secretary

April 22, 2002

RADYNE COMSTREAM INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL — Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Radyne ComStream Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

RADYNE KEEP THIS PORTION FOR YOUR RECORDS
TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RADYNE COMSTREAM INC.

ELECTION OF DIRECTORS

			For	Withhold	For All
			All	All	Except

1.	01)	Lim Ming Seong

	02)	Lee Yip Loi

	03)	Dennis W. Elliott

	04)	Tang Kum Chuen

	05)	Robert C. Fitting

	06)	Dr. C.J. Waylan

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

			For	Against	Abstain

2.	Approve the amendment to the company’s 2000 Long Term Incentive Plan, which would increase the shares available for issuance from 2,500,000 to 4,000,000.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

RADYNE COMSTREAM INC.

ANNUAL MEETING OF STOCKHOLDERS — MAY 22, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert C. Fitting and Garry D. Kline, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Radyne ComStream Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Corporation at 3138 East Elwood Street, Phoenix, Arizona, 85034, on Thursday, May 22, 2002, at 2:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE